EXHIBIT 11.2

                        NATURAL ALTERNATIVES INTERNATIONAL, INC.

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                       (unaudited)


                      For the Three Months Ended September 30, 1994


                                Outstanding        Days Out-             Weighted Average
                                -----------         stand-                         Shares
                              From         To        ing       Shares         Outstanding
                              ----         --        ---       ------         -----------
Beginning shares             07/01/94    09/30/94     92      5,257,375         5,257,375

Exercise of employee stock
   options                   07/07/94    09/30/94     85            500               462
                                                              ---------         ---------
Ending shares                                                 5,257,875         5,257,837

Net Earnings                                                                    $ 110,173
                                                                                =========
Net Earnings Per Share                                                              $ .02
                                                                                    =====
